AMENDMENT 8
TO THE BYLAWS
OF
MONEY MARKET OBLIGATIONS TRUST
Effective August 18 2005
Delete Article IX Indemnification
 of Trustees and Officers in its
entirety and replace with the
following

Article IX
Indemnification of Trustees
and Officers
Section 1  Indemnification
 The Trust hereby agrees to
indemnify each person who at
any time serves as
a Trustee or officer of the
Trust each such person being an
indemnitee against any liabilities and
expenses including amounts
paid in satisfaction of judgments
 in compromise or as fines and
penalties
and counsel fees incurred by such
indemnitee in connection with the
defense or disposition of any action
suit or other proceeding
whether civil or criminal  before
any court or administrative or investigative
body in which he may be or may have
 been involved as a party or
otherwise or with which he may be or
may have been threatened  by
virtue of his being or having
 been a Trustee or officer of
the Trust or his
serving or having served as a
trustee  director  officer  partner
 or fiduciary of another trust
 corporation
partnership  joint venture  or
 other enterprise at the request
 of the Trust  provided  however  that no
indemnitee shall be indemnified
hereunder against any liability to
 any person or any expense of such
indemnitee arising by reason of  i
 willful misfeasance   ii  bad faith
 iii  gross negligence  or  iv
reckless disregard of the duties
involved in the conduct of his position
 the conduct referred to in such
clauses  i  through  iv  being sometimes
referred to herein as  disabling conduct
Section 2   Actions By Trustee Against
The Trust   Notwithstanding the foregoing
 with respect to any
action  suit or other proceeding
voluntarily prosecuted by any
indemnitee as plaintiff  indemnification
shall be mandatory only if the
prosecution of such action  suit
 or other proceeding by such indemnitee  i
was authorized by a majority of
the Trustees or  ii  was instituted
by the indemnitee to enforce his rights
to indemnification hereunder in
a case in which the indemnitee is
found to be entitled to such
indemnification
Section 3   Survival   The rights
 to indemnification set forth
 herein shall continue as to a
person who has
ceased to be a Trustee or officer
of the Trust and shall inure to the
 benefit of his heirs  executors and
personal and legal representatives
Section 4   Amendments   No amendment
 or restatement of these by laws or
 repeal of any of its
provisions shall limit or eliminate
 any of the benefits provided to any
person who at any time is or was a
Trustee or officer of the Trust or
otherwise entitled to indemnification
 hereunder in respect of any act or
omission that occurred prior to such
 amendment  restatement or repeal
Section 5   Procedure   Notwithstanding
 the foregoing  no indemnification shall
 be made hereunder unless
there has been a determination  i
by a final decision on the merits by
 a court or other body of competent
jurisdiction before whom the issue of
 entitlement to indemnification
hereunder was brought that such
indemnitee is entitled to indemnification
 hereunder or   ii  in the absence of such
 a decision  by  1  a
majority vote of a quorum of those
Trustees who are neither  interested
persons  of the Trust  as defined
in Section 2 a  19  of the 1940 Act
nor parties to the proceeding
  Disinterested Non Party Trustees
that the indemnitee is entitled to
indemnification hereunder  or  2  if
such quorum is not obtainable  or
even if obtainable  if such majority
so directs  independent legal counsel
in a written opinion concludes
based on a review of readily available
 facts  as opposed to a full trial type
inquiry  that the indemnitee
should be entitled to indemnification
hereunder   All determinations to make
 advance payments in
connection with the expense of defending
any proceeding shall be authorized and made
 in accordance
with the immediately succeeding paragraph
  f  below
Section 6   Advances   The Trust shall
make advance payments in connection
 with the expenses of
defending any action with respect to which
indemnification might be sought hereunder if
 the Trust
receives a written undertaking to reimburse
the Trust if it is subsequently determined
 that the indemnitee
is not entitled to such indemnification
 In addition  at least one of the following
conditions must be met
 i  the indemnitee shall provide adequate
 security for his undertaking   ii  the
Trust shall be insured
against losses arising by reason of any
lawful advances  or  iii  a majority of
a quorum of the
Disinterested Non Party Trustees  or
independent legal counsel in a written
 opinion  shall conclude  based
on a review of readily available facts
  as opposed to a full trial type inquiry
 that there is reason to
believe that the indemnitee ultimately
will be found entitled to indemnification
Section 7   Other Rights
 The rights accruing to any indemnitee
under these provisions shall not exclude
any other right which any person
may have or hereafter acquire under
the Declaration of Trust or the by
laws of the Trust  by contract or
otherwise under law  by a vote of
shareholders or Trustees who are
 disinterested persons   as defined
in Section 2 a  19  of the 1940 Act  or
any other right to which he
may be lawfully entitled
Section 8   Indemnification Of Employees
And Agents   Subject to any limitations
 provided by the
Investment Company Act of 1940 Act or
otherwise under the Declaration of Trust
 or  the by laws of the
Trust  contract or otherwise under law
the Trust shall have the power and
authority to indemnify and
provide for the advance payment of
 expenses to employees  agents and other
 persons providing services
to the Trust or serving in any capacity
at the request of the Trust to the full
extent permitted by applicable
law  provided that such indemnification
 has been approved by a majority of the Trustees


ITEM 77Q 1  b

AMENDMENT 9
TO THE BY LAWS
OF
MONEY MARKET OBLIGATIONS TRUST
Effective January 1  2006
Strike Section 1  Officers  and
Section 2  Election of Officers
from Article I   OFFICERS AND THEIR
ELECTION  and replace with the following
Section 1   Officers  The Officers of the
Trust shall be a President  one or
 more Executive Vice
Presidents  one or more Senior Vice Presidents
 one or more Vice Presidents  a Treasurer
 and a
Secretary   The Board of Trustees  in
its discretion  may also elect or appoint
one or more Vice Chairmen
of the Board of Trustees  who need not be
 a Trustee   and other Officers or agents
 including one or more
Assistant Vice Presidents  one or more

Assistant Secretaries  and one or more
Assistant Treasurers   An
Executive Vice President  Senior Vice
President or Vice President  the Secretary
or the Treasurer may
appoint an Assistant Vice President  an
Assistant Secretary or an Assistant Treasurer  respectively  to serve until the next election of Officers
  Two or more offices may be held by a
 single person except the
offices of President and Executive Vice
President  Senior Vice President or Vice
President may not be
held by the same person concurrently
It shall not be necessary for any Trustee
or any Officer to be a
holder of shares in any Series or
Class of the Trust   Any officer
or such other person as the Board may
appoint  may preside at meetings of
the shareholders
Section 2   Election of Officers
 The Officers shall be elected annually
 by the Trustees   Each Officer
shall hold office for one year and
 until the election and qualification
 of his successor  or until earlier
resignation or removal

Strike Sections 1  Chairman of the

 Trustees  Section 2  Vice Chairman
of the Trustees  Section 3
President  and Section 4  Vice Pres
ident from Article II   POWERS AND DUTIES OF TRUSTEES
AND OFFICERS  and replace with the
 following
Section 1   Chairman of the Board
 The Board may elect from among its
 members a Chairman of the
Board   The Chairman shall at all
times be a Trustee who meets all
applicable regulatory and other
relevant requirements for serving
in such capacity   The Chairman shall
 not be an officer of the Trust  but
shall preside over meetings of the
Board and shall have such other
responsibilities in furthering the Board
functions as may be assigned from time
 to time by the Board of Trustees or
prescribed by these By Laws
It shall be understood that the election
of any Trustee as Chairman shall not
impose on that person any
duty  obligation  or liability that is
greater than the duties  obligations
and liabilities imposed on that
person as a Trustee in the absence of
such election  and no Trustee who is so
elected shall be held to a
higher standard of care by virtue thereof
  In addition  election as Chairman
shall not affect in any way
that Trustee s rights or entitlement
to indemnification under the By Laws or
 otherwise by the Trust   The
Chairman shall be elected by the Board
 annually to hold office until his
successor shall have been duly
elected and shall have qualified  or
 until his death  or until he shall
have resigned  or have been removed
as herein provided in these By Laws
 Each Trustee  including the Chairman
 shall have one vote
Resignation   The Chairman may resign
 at any time by giving written notice
of resignation to the Board
Any such resignation shall take effect
 at the time specified in such notice
or  if the time when it shall
become effective shall not be specified
therein  immediately upon its receipt;
and  unless otherwise
specified therein  the acceptance of
such resignation shall not be necessary
to make it effective

Removal   The Chairman may be removed
by majority vote of the Board with or
without cause at any
time

Vacancy   Any vacancy in the office of
 Chairman arising from any cause whatsoever may be filled for the unexpired portion of the term of the office which shall be vacant by the vote of the Board

Absence   If  for any reason  the Chairman
is absent from a meeting of the Board the Board may select from among its members who are present at such meeting a Trustee to preside at such meeting

Section 2   Vice Chairman of the Trustees
 Any Vice Chairman shall perform such
 duties as may be
assigned to him from time to time by
the Trustees   The Vice Chairman need
not be a Trustee
Section 3   President   The President
shall be the principal executive officer
of the Trust   He shall counsel
and advise the Chairman   He shall have
 general supervision over the business
of the Trust and policies of
the Trust   He shall employ and define
the duties of all employees  shall
 have power to discharge any such
employees  shall exercise general
supervision over the affairs of the
Trust and shall perform such other
duties as may be assigned to him
from time to time by the Trustees
the Chairman or the Executive
Committee   The President shall have
the power to appoint one or more
Assistant Secretaries or other
junior officers  subject to
ratification of such appointments
by the Board   The President shall
have the
power to sign  in the name of
and on behalf of the Trust  powers
of attorney proxies waivers of notice of meeting consents and other instruments relating to securities or other property owned by the Trust and may in the name of and on behalf of the Trust take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business  and
to sign representation letters in the
course of buying securities or other property

Section 4   Vice President   The Executive
 Vice President  Senior Vice President or
Vice President  if any
in order of their rank as fixed by the
Board or if not ranked  a Vice President
designated by the Board  in
the absence of the President shall perform
all duties and may exercise any of the powers
of the President
subject to the control of the Trustees
Each Executive Vice President  Senior Vice
President and Vice
President shall perform such other duties
as may be assigned to him from time to time
by the Trustees  the
Chairman  the President  or the Executive
Committee   Each Executive Vice President
Senior Vice
President and Vice President shall be
authorized to sign documents on behalf
of the Trust   The Executive
Vice President  Senior Vice President
and Vice President shall have the power
to sign  in the name of and
on behalf of the Trust and subject to
Article VIII  Section 1  powers
of attorney  proxies  waivers of notice
of meeting  consents and other
instruments relating to securities
 or other property owned by the Trust
and
may  in the name of and on behalf
of the Trust  take all such action as
the Executive Vice President
Senior Vice President or Vice President
may deem advisable in entering into
agreements to purchase
securities or other property in the
ordinary course of business  and to
sign representation letters in the
course of buying securities or other property